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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                February 11, 2002


                              WEYERHAEUSER COMPANY
             (Exact name of registrant as specified in its charter)


     WASHINGTON                        1-4825                      91-0470860
(State or other jurisdiction   (Commission File Number)         (IRS Employer
     of incorporation)                                     Identification No.)



                          33663 Weyerhaeuser Way South
                       Federal Way, Washington 98063-9777
                    (address of principal executive offices)
                                   (Zip Code)




       Registrant's telephone number, including area code: (253) 924-2345


                                       N/A
          (Former name or former address, if changed since last report)


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Item 2.  Acquisition or Disposition of Assets

     On February 11, 2002, Company Holdings, Inc., a Washington corporation ("CHI") and a direct wholly owned subsidiary of Weyerhaeuser Company, a Washington corporation ("Weyerhaeuser"), announced the expiration of, and the acceptance for payment of shares in, its cash tender offer (the "Offer") for all of the outstanding shares (the "Shares") of common stock, par value $.50 per share, of Willamette Industries, Inc., an Oregon corporation ("Willamette"). In the Offer, CHI acquired an aggregate of 106,822,511 Shares, representing approximately 97.0% of Willamette's outstanding common stock.

     Under the terms of the previously announced Agreement and Plan of Merger (the "Merger Agreement") dated January 28, 2002, among Weyerhaeuser, CHI and Willamette, and upon the satisfaction or waiver of certain conditions, CHI will be merged (the "Merger") with and into Willamette with Willamette surviving the Merger as a subsidiary of Weyerhaeuser. In the Merger, all remaining Shares, other than Shares owned by Willamette, Weyerhaeuser or CHI, will be converted into the right to receive $55.50 per Share in cash without interest. Weyerhaeuser expects the Merger to occur on or about March 14, 2002.

     The aggregate purchase price for the Shares acquired in the Offer was approximately $5.9 billion. As disclosed by Weyerhaeuser and CHI in Amendment Number 73 to the Schedule TO filed with the Securities and Exchange Commission on February 11, 2002, Weyerhaeuser entered into new senior credit facilities on February 8, 2002, in connection with the Offer and the Merger. As of February 25, 2002, Weyerhaeuser had borrowed approximately $6.65 billion under the new senior credit facilities in connection with the acquisition of the Shares in the Offer, the repayment of existing indebtedness and the payment of related fees and expenses.

     Pursuant to the Merger Agreement, effective as of February 11, 2002, the following actions were taken:

     o Winslow H. Buxton, Robert C. Lane, Thomas M. Luthy, Joseph Prendergast, Evelyn Cruz Sroufe and William Swindells resigned from the Willamette Board of Directors (the "Willamette Board");

     o Willamette's By-laws were amended to reduce the size of the Willamette Board from nine to seven directors;



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     o    Robert A. Dowdy, Richard E. Hanson, Steven R. Rogel and William C.
          Stivers (each of whom is an officer of Weyerhaeuser) were appointed to the Willamette Board, with Steven R. Rogel appointed Chairman of the Board; and

     o The Executive Committee of the Willamette Board was reconstituted to consist of Robert A. Dowdy, Richard E. Hanson, Steven R. Rogel and William C. Stivers, with Steven R. Rogel appointed Chairman of the Executive Committee.


Item 7.  Financial Statements and Exhibits

     (a) Financial statements of businesses acquired.

     Required historical financial statements of Willamette will be filed by amendment to this Current Report on Form 8-K within 60 days of the filing of this Current Report on Form 8-K.

     (b) Pro forma financial information.

     Required pro forma financial information giving effect to the acquisition of Willamette will be filed by amendment to this Current Report on Form 8-K within 60 days of the filing of this Current Report on Form 8-K.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                        WEYERHAEUSER COMPANY,

                                        by
                                           /s/ STEVEN R. ROGEL
                                           ------------------------------
                                           Name:  Steven R. Rogel
                                           Title: President and Chief
                                                  Executive Officer


Dated: February 26, 2002